Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Novavax, Inc., of our report dated August 6, 2020 relating to the financial statements of Praha Vaccines a.s., which appears in Novavax, Inc.’s Current Report on Form 8-K/A filed on August 10, 2020.

/s/ PricewaterhouseCoopers Audit, s.r.o.
Prague, Czech Republic
August 10, 2020